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Exhibit 99.1


News Release                            [MicroStrategy Logo]         [NCR Logo]
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For more information contact:
Lisa Nolan                       Elizabeth Berglund or Mark Haviland
MicroStrategy Incorporated       Edelman Public Relations Worldwide
(703) 848-8692                   (212) 704-4527 or 8285
lnolan@microstrategy.com         elizabeth_berglund@edelman.com

Michael Quint                    Holly Michael
MicroStrategy Incorporated       NCR Corporation
(703) 714-6705                   (937) 445-6086
mquint@microstrategy.com         holly.michael@daytonoh.ncr.com

For release on October 4, 1999
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          NCR Corporation and MicroStrategy Ink $52.5 Million Agreement

ORLANDO, Florida - NCR Corporation (NYSE:NCR) and MicroStrategy(R) Incorporated (NASDAQ:MSTR) today announced that the two companies have signed a comprehensive, multi-year $52.5 million licensing and technology agreement. The agreement includes an investment by both companies in technology infrastructure, integration, and marketing - spanning e-business, business intelligence, and customer-centric data warehouse applications.

          Under the terms of the partnership, NCR signed a $27.5 million OEM agreement for MicroStrategy's entire suite of Intelligent E-Business(TM) products and services, including MicroStrategy Intelligence Server(TM), MicroStrategy Web(TM), MicroStrategy Telecaster(TM), MicroStrategy Broadcaster(TM) and MicroStrategy InfoCenter(TM). NCR's existing customer relationship management and e-business offerings, which include NCR's Teradata(R) Warehouse, NCR Relationship Optimizer(TM), NCR Marketing Agent(TM) and NCR InterRelate+(TM), will now be complemented by MicroStrategy's suite of products, enabling companies to leverage the power of business intelligence into preference-based relationships with their customers. The agreement also includes several ongoing royalty streams associated with the reselling of MicroStrategy's products and personal information services.

          In addition, MicroStrategy has chosen to purchase an NCR Teradata Warehouse worth $11 million to power the Strategy.com(TM) network, the world's first Personal Intelligence Network(TM). NCR's Teradata is the leading platform for meeting the demands of the largest data warehouses in the world, and can scale to manage the millions of consumer preferences and information that will be captured by Strategy.com.
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          "As MicroStrategy empowers organizations to develop Intelligent E-
Business solutions, it is important to align with the right companies who share our vision for Intelligence Everywhere(TM)," said Michael J. Saylor, president and CEO of MicroStrategy Incorporated. "NCR Teradata provides a scalable, robust platform for Strategy.com. NCR has an excellent customer base, and understands the value of providing intelligence to power e-business. We believe there are tremendous synergies between the two companies, and we look forward to a relationship that will benefit all of our shared customers."

          As part of the OEM agreement, NCR will become a master affiliate of Strategy.com. Strategy.com delivers up-to-the-minute information on finance, news, sports, traffic, weather and other subjects of interest via e-mail, pager, fax, the Internet and other personal digital assistants, while allowing consumers to protect their privacy and preferences.

          As a master affiliate, NCR will join the network, sell Strategy.com affiliations, and sell MicroStrategy products and services to enable businesses to incorporate and leverage their own information into customer intelligence channels that can be offered through the Strategy.com network. This will enable NCR's customers to develop one-to-one relationships and strengthen loyalty with their customers. Strategy.com will become an integral part of NCR's customer-centric data warehouse and e-business offerings.

          "The forward-looking e-business partnership between NCR and MicroStrategy can help move both companies into the next era of data warehousing and business intelligence," said Aaron Zornes, vice president of META Group's Application Delivery Strategies and conference chairman for DCI's Data Warehouse Conference series. "A joint offering such as this can bring the power of data warehousing into the hands of the consumer - providing them with immediate access to information based on their individual preferences."

          As part of the agreement, MicroStrategy will provide NCR's future OLAP technology. MicroStrategy has agreed to purchase NCR's TeraCube(TM) business and all related intellectual property in exchange for $14 million in MicroStrategy stock. NCR and MicroStrategy will offer the industry's most capable business intelligence platform for Teradata Warehouses by leveraging the strengths of both companies' OLAP technology. MicroStrategy will develop TeraCube 2.0, built on MicroStrategy's Intelligent E-Business Platform and optimized for NCR's Teradata database, to handle the high scalability and analytical requirements of NCR's customer base.

          "As NCR expands its growth in the business intelligence and e-business markets, it is critical to form strategic partnerships with companies that share NCR's strategic vision," said Mark Hurd, senior vice president of NCR's National Solutions Group. "By bringing together the combined expertise and products of NCR and MicroStrategy into our customer-centric Teradata Warehouse solutions, NCR will enable companies to develop e-business offerings that utilize intelligence, realizing that joint vision. This

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will help businesses not only understand customers, but reach them with the right message at the right time via any communications channel. We are pleased to enter into this strategic partnership with MicroStrategy to bring these e-business warehouse solutions to market."

Bringing Innovative E-Business Solutions to Market

          MicroStrategy and NCR will offer e-business customer care solutions through an expanded set of touch points, including e-mail, pager, fax, phone, the Internet and other personal digital assistants (PDAs). Examples of Intelligent E-Business solutions include:

 .    Customer Care Solutions - Companies could promote highly personalized product offerings that take into account customer preferences and purchasing habits. For example, a video store could provide a premium reservation service that proactively informs customers of new movies that would be of interest to them, and reserves the movie at the closest store location.

 .    Cross Selling from Brick-and-Mortar to Click-and-Mortar - Companies can leverage their existing brick-and-mortar information to drive customers to their online offerings. For example, a large conglomerate may wish to target those customers who have recently bought baby-related products with their credit card for a promotion on their web site of minivans.

Joint Customers Benefit from Agreement

     Currently, MicroStrategy and NCR's business intelligence products are working together in more than 40 joint customer environments across a number of industries around the world. Organizations including Kmart, The Limited and Office Depot have implemented combined solutions that clearly demonstrate the value the two companies can add to the operations of market-leading organizations.

     In addition to their current joint customers, this agreement will provide value to companies interested in developing medium-to-very-large customer and product-centric data warehouses or who have plans to publish warehouse content for consumers outside their organization.

     "These large scale, large user data warehouses have a unique set of high performance and sophisticated analytical requirements," notes Sanju Bansal, Chief Operating Officer at MicroStrategy. "MicroStrategy and NCR are both leaders in their respective markets and are well positioned to provide the scalable data warehouse platform via Teradata, and the strong analytics, personalization, and multi-channel broadcast capabilities via MicroStrategy, needed to develop CRM or E-marketing applications."

About MicroStrategy Incorporated

     MicroStrategy is a leading worldwide provider of e-business intelligence software and related services. MicroStrategy's product line enables both proactive and interactive delivery of information from

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large-scale databases, providing Global 2000 enterprises a platform for developing solutions that deliver insight and intelligence to their enterprise, supply-chain and customers.

     MicroStrategy's platform enables users to query and analyze the most detailed, transaction-level databases, turning data into business intelligence. In addition to supporting internal enterprise users, MicroStrategy's platform delivers critical business information beyond corporate boundaries to customers, partners and supply-chain constituencies through a broad range of pull and push technology such as the Internet, e-mail, telephones, pagers and other wireless communications devices. MicroStrategy's platform is ideal for developing e-business solutions that are personalized and proactive, and that reach millions of users. MicroStrategy also offers a comprehensive set of consulting, training and support services for its customers and partners. For more information, please visit MicroStrategy's Web site: http://www.microstrategy.com.

About NCR Corporation

     NCR Corporation (NYSE:NCR) is a recognized world leader in data warehousing solutions, ATMs, point-of-sale, high performance scanners and support services for the retail, financial, communications, airlines and insurance markets.
NCR's business solutions are built on the foundation of the company's long-established industry knowledge and consulting expertise, value-adding software, global customer support services, a complete line of consumable and media products, and world-leading hardware technology. More information about NCR and its products may be found on the Internet at http://www.ncr.com
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                                     # # #

NCR Teradata and NCR are registered trademarks and Relationship Optimizer, Marketing Agent and InterelatePlus are trademarks of NCR Corporation. MicroStrategy, Intelligent E-Business, Personal Intelligence Network, Intelligence Everywhere, MicroStrategy Web, MicroStrategy Broadcaster, MicroStrategy Intelligence Server, MicroStrategy InfoCenter and Strategy.com are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include continued acceptance of the Company's products in the marketplace, the timing of significant orders, delays in the Company's ability to develop or ship new products, market acceptance of new products, competitive factors, general economic conditions, currency fluctuations, and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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